Exhibit 99.1

NETGEAR® REPORTS THIRD QUARTER 2009 RESULTS

Highlights:

•	Net revenue of $171.1 million, compared to $179.4 million in the comparable prior year quarter

•	Non-GAAP net income of $11.0 million, compared to net income of $6.9 million in the comparable prior year quarter

•	Non-GAAP diluted earnings per share of $0.31, compared to diluted earnings per share of $0.19 in the comparable prior year quarter

•	Fourth quarter 2009 net revenue guidance in the range of $170 million to $180 million, with non-GAAP operating margin guidance in the range of 7% to 9%

SAN JOSE, California – October 22, 2009 – NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically innovative, branded networking products, today reported financial results for the third quarter ended September 27, 2009.

Net revenue for the third quarter ended September 27, 2009 was $171.1 million, compared to $179.4 million for the third quarter ended September 28, 2008, and $144.7 million in the second quarter ended June 28, 2009. Net income, computed in accordance with GAAP, for the third quarter of 2009 was $8.5 million, or $0.24 per diluted share. This compared to net income of $3.1 million for the third quarter of 2008, and a net loss of $3.3 million in the second quarter of 2009. Diluted earnings per share, computed in accordance with GAAP, was $0.09 for the third quarter of 2008 and diluted loss per share, computed in accordance with GAAP, was $0.10 for the second quarter of 2009.

Gross margin on a non-GAAP basis in the third quarter of 2009 was 33.5%, compared to 35.5% in the third quarter of 2008, and 29.6% in the second quarter of 2009. Non-GAAP operating margin was 10.6% in the third quarter of 2009, compared to 11.1% in the third quarter of 2008, and 3.7% in the second quarter of 2009. Non-GAAP net income was $0.31 per diluted share in the third quarter of 2009, compared to non-GAAP net income of $0.19 per diluted share in the third quarter of 2008, and non-GAAP net loss of $0.02 per diluted share in the second quarter of 2009.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “We are extremely pleased with our business performance this quarter. The third quarter showed robust back to school demand and market share gain in the U.S., resulting in year-over-year growth in U.S. net revenue. SMB (small and medium-sized business) demand improved with quarter-over-quarter growth across all geographic regions. Combined with our continued cost savings, this net revenue growth resulted in significant operating margin improvement which exceeded our expectations.”

Mr. Lo continued, “We introduced 21 new products in the third quarter, a new record for us in product launches in a single quarter. Notable launches in home consumer products include the Digital Entertainer Live for viewing Internet video programs on TVs; Stora, our home multimedia network storage device accessible anywhere in the world via both laptops and smartphones; and the “ultimate networking machine” – a dual band, gigabit, super high speed WiFi router packed with state of the art features such as ReadyShare USB access and broadband usage metering. On the SMB front, we introduced the 12-Bay Super Performance Rackmount ReadyNAS capable of storing up to 12TB of secured data; and a full line of ProSecure security appliances ranging from UTMs for up to 25 users and Content Threat Managers for up to 600 users. We also debuted breakthrough products such as our new DOCSIS 3.0 cable WiFi gateway and revolutionary “configurable” unmanaged switches. We remain laser focused on product development and intend to roll out another 15-20 new products in the fourth quarter. This will further position us for future revenue growth and market share gain.

During the quarter, our net revenue from service providers was approximately 25% of total net revenue, as compared to 18% in the third quarter of 2008, and 30% in the second quarter of 2009. In addition, we are excited to have added J:COM in Japan and Comhem in Sweden to our service provider customer list in the third quarter of 2009.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the third quarter of 2009 with $234.5 million in cash, cash equivalents and short-term investments, compared to $202.2 million at the end of the third quarter of 2008, and $224.5 million at the end of the second quarter of 2009. Our net inventory ended at $73.9 million, compared to $125.7 million at the end of the third quarter of 2008, and $75.0 million at the end of the second quarter of 2009. We are also pleased to announce that our current year-to-date operating expense cost reductions is approximately $8.8 million, as compared to our total 2009 operating expense cost reduction target of $10.0 million, which was based on our annualized fourth quarter 2008 run rate.”

Net revenue by geography comprises gross revenue less items such as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:

	Three months ended
	September 27, 2009		June 28, 2009		September 28, 2008
North America	$75,408	44%	$69,438	48%	$73,693	41%
Europe, Middle-East and Africa	72,590	42%	54,249	37%	81,646	46%
Asia Pacific	23,073	14%	20,987	15%	24,028	13%

	$171,071	100%	$144,674	100%	$179,367	100%

Looking ahead, Mr. Lo commented, “During the fourth quarter of 2009, we anticipate continued revenue expansion in new categories such as consumer and high end network storage, DOCSIS 3.0 cable gateways, and security appliances, in addition to overall market share gain in retail and SMB channels worldwide. We believe we can continue to grow and gain market share in the U.S., Asia Pacific and other emerging markets. Specifically, for the fourth quarter 2009, we expect net revenue in the range of approximately $170 million to $180 million and non-GAAP operating margin to be in the range of 7% to 9%.”

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter 2009 results and discuss management’s expectations for the fourth quarter of 2009 today, Thursday, October 22, 2009 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR’s website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Thursday, October 29, 2009 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 334701.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs innovative, branded technology solutions that address the specific networking, storage, and security needs of small- to medium-sized businesses and home users. The company offers an end-to-end networking product portfolio to enable users to share Internet access, peripherals, files, multimedia content, and applications among multiple computers and other Internet-enabled devices. Products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in over 27,000 retail locations around the globe, and via more than 37,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR® partner. More information is available by visiting www.netgear.com or calling (408) 907-8000. Follow NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/netgear.

© 2009 NETGEAR, Inc. NETGEAR, the NETGEAR logo, ProSecure, ReadyNAS, and ReadyShare are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue, earnings, gross and operating margin and operating income on both a GAAP and non-GAAP basis, our ability and intent to launch new product offerings and continue product development efforts, current and future demand for the Company’s existing and anticipated new products, and our ability to increase distribution and market share for the Company’s products domestically and worldwide. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the Company’s planned usage of such resources; changes in the Company’s stock price and developments in the business that could increase the Company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 35 through 49, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2009, filed with the Securities and Exchange Commission on August 6, 2009. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 27, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$159,647	$192,839
Short-term investments	74,893	10,170
Accounts receivable, net	123,529	138,275
Inventories	73,858	112,240
Deferred income taxes	11,750	13,129
Prepaid expenses and other current assets	16,345	22,695

Total current assets	460,022	489,348
Property and equipment, net	17,331	20,292
Intangibles, net	9,551	13,311
Goodwill	64,939	61,400
Other non-current assets	5,126	1,858

Total assets	$556,969	$586,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,447	$60,073
Accrued employee compensation	7,549	7,177
Other accrued liabilities	76,663	87,747
Deferred revenue	11,355	21,508

Total current liabilities	134,014	176,505
Non-current income taxes payable	14,615	12,357
Other non-current liabilities	6,211	6,389

Total liabilities	154,840	195,251
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	276,123	266,070
Cumulative other comprehensive income (loss)	(65)	67
Retained earnings	126,036	124,787

Total stockholders’ equity	402,129	390,958

Total liabilities and stockholders’ equity	$556,969	$586,209

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Nine months ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Net revenue	$171,071	$144,674	$179,367	$467,763	$581,985
Cost of revenue	115,326	103,414	117,074	327,827	389,420

Gross profit	55,745	41,260	62,293	139,936	192,565

Operating expenses:
Research and development	7,353	7,496	8,267	22,202	25,589
Sales and marketing	25,710	24,464	30,220	76,076	94,440
General and administrative	8,502	7,855	8,048	24,594	23,238
Restructuring	104	18	964	798	964
Litigation reserves, net	(480)	8	85	2,060	136

Total operating expenses	41,189	39,841	47,584	125,730	144,367

Income from operations	14,556	1,419	14,709	14,206	48,198
Interest income	66	178	976	548	3,528
Other income (expense), net	(266)	(443)	(4,653)	338	(1,824)

Income before income taxes	14,356	1,154	11,032	15,092	49,902
Provision for income taxes	5,826	4,434	7,929	13,612	24,509

Net income (loss)	$8,530	$(3,280)	$3,103	$1,480	$25,393

Net income (loss) per share:
Basic	$0.25	$(0.10)	$0.09	$0.04	$0.72

Diluted	$0.24	$(0.10)	$0.09	$0.04	$0.71

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,523	34,399	35,412	34,425	35,361

Diluted	34,948	34,399	35,721	34,749	35,834

Stock-based compensation expense was allocated as follows:
Cost of revenue	$239	$238	$216	$719	$657
Research and development	473	512	835	$1,505	2,499
Sales and marketing	1,015	1,027	836	$3,097	2,564
General and administrative	954	919	1,044	$2,972	2,950

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended			Nine months ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Net revenue	$171,071	$144,674	$179,367	$467,763	$581,985
Cost of revenue	113,834	101,922	115,683	323,348	385,221

Gross profit	57,237	42,752	63,684	144,415	196,764

Operating expenses:
Research and development	6,880	6,984	7,346	20,697	22,403
Sales and marketing	24,695	23,437	29,384	72,979	91,876
General and administrative	7,548	6,936	7,004	21,622	20,288

Total operating expenses	39,123	37,357	43,734	115,298	134,567

Income from operations	18,114	5,395	19,950	29,117	62,197
Interest income	66	178	976	548	3,528
Other income (expense), net	(266)	(443)	(4,653)	338	(1,824)

Income before income taxes	17,914	5,130	16,273	30,003	63,901
Provision for income taxes	6,946	5,652	9,383	18,142	28,382

Net income (loss)	$10,968	$(522)	$6,890	$11,861	$35,519

Net income (loss) per share:
Basic	$0.32	$(0.02)	$0.19	$0.34	$1.00

Diluted	$0.31	$(0.02)	$0.19	$0.34	$0.99

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,523	34,399	35,412	34,425	35,361

Diluted	34,948	34,399	35,721	34,749	35,834

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended			Nine months ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008
GAAP gross profit	$55,745	$41,260	$62,293	$139,936	$192,565
Amortization of intangible assets	1,253	1,254	1,175	3,760	3,542
Stock-based compensation expense	239	238	216	719	657

Non-GAAP gross profit	$57,237	$42,752	$63,684	$144,415	$196,764

Non-GAAP gross margin	33.5%	29.6%	35.5%	30.9%	33.8%

GAAP research and development	$7,353	$7,496	$8,267	$22,202	$25,589
Stock-based compensation expense	(473)	(512)	(835)	(1,505)	(2,499)
Acquisition related compensation	—	—	(86)	—	(687)

Non-GAAP research and development	$6,880	$6,984	$7,346	$20,697	$22,403

GAAP sales and marketing	$25,710	$24,464	$30,220	$76,076	$94,440
Stock-based compensation expense	(1,015)	(1,027)	(836)	(3,097)	(2,564)

Non-GAAP sales and marketing	$24,695	$23,437	$29,384	$72,979	$91,876

GAAP general and administrative	$8,502	$7,855	$8,048	$24,594	$23,238
Stock-based compensation expense	(954)	(919)	(1,044)	(2,972)	(2,950)

Non-GAAP general and administrative	$7,548	$6,936	$7,004	$21,622	$20,288

GAAP total operating expenses	$41,189	$39,841	$47,584	$125,730	$144,367
Stock-based compensation expense	(2,442)	(2,458)	(2,715)	(7,574)	(8,013)
Restructuring	(104)	(18)	(964)	(798)	(964)
Acquisition related compensation	—	—	(86)	—	(687)
Litigation reserves	480	(8)	(85)	(2,060)	(136)

Non-GAAP total operating expenses	$39,123	$37,357	$43,734	$115,298	$134,567

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended			Nine months ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008
GAAP operating income	$14,556	$1,419	$14,709	$14,206	$48,198
Amortization of intangible assets	1,253	1,254	1,175	3,760	3,542
Stock-based compensation expense	2,681	2,696	2,931	8,293	8,670
Restructuring	104	18	964	798	964
Acquisition related compensation	—	—	86	—	687
Litigation reserves	(480)	8	85	2,060	136

Non-GAAP operating income	$18,114	$5,395	$19,950	$29,117	$62,197

Non-GAAP operating margin	10.6%	3.7%	11.1%	6.2%	10.7%

GAAP net income (loss)	$8,530	$(3,280)	$3,103	$1,480	$25,393
Amortization of intangible assets	1,253	1,254	1,175	3,760	3,542
Stock-based compensation expense	2,681	2,696	2,931	8,293	8,670
Restructuring	104	18	964	798	964
Acquisition related compensation	—	—	86	—	687
Litigation reserves	(480)	8	85	2,060	136
Tax effect	(1,120)	(1,218)	(1,454)	(4,530)	(3,873)

Non-GAAP net income (loss)	$10,968	$(522)	$6,890	$11,861	$35,519

NET INCOME (LOSS) PER SHARE:

	Three months ended			Nine months ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008
GAAP net income (loss) per diluted share	$0.24	$(0.10)	$0.09	$0.04	$0.71
Amortization of intangible assets	0.04	0.04	0.03	0.11	0.10
Stock-based compensation expense	0.08	0.08	0.08	0.24	0.24
Restructuring	0.00	0.00	0.03	0.02	0.03
Acquisition related compensation	—	—	0.00	—	0.02
Litigation reserves	(0.01)	0.00	0.00	0.06	0.00
Tax effect	(0.04)	(0.04)	(0.04)	(0.13)	(0.11)

Non-GAAP net income (loss) per diluted share	$0.31	$(0.02)	$0.19	$0.34	$0.99

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	September 27, 2009	June 28, 2009	March 29, 2009	December 31, 2008	September 28, 2008
Cash, cash equivalents and short-term investments	$234,540	$224,496	$200,298	$203,009	$202,187
Cash, cash equivalents and short-term investments per diluted share	$6.71	$6.53	$5.79	$5.84	$5.66

Accounts receivable, net	$123,529	$110,231	$127,984	$138,275	$150,552
Days sales outstanding (DSO)	66	69	74	81	76

Inventories	$73,858	$75,039	$92,023	$112,240	$125,711
Ending inventory turns	6.2	5.5	4.7	4.0	3.7

Weeks of channel inventory:
U.S. retail channel	10.0	12.6	10.0	9.6	11.4
U.S. distribution channel	5.2	3.8	5.4	5.2	5.5
EMEA distribution channel	4.3	5.0	5.6	5.7	5.1
APAC distribution channel	5.0	4.8	5.7	6.7	7.2

Deferred revenue	$11,355	$15,267	$19,375	$21,508	$13,346

Headcount	574	567	568	579	568
Non-GAAP Diluted shares	34,948	34,399	34,602	34,780	35,721